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                                                                     EXHIBIT 4.5


                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

      Reference is made to that certain Registration Rights Agreement dated January 2, 1998 by and among Intracel Corporation, a Delaware corporation (the "Company"), and the Holders set forth therein (the "Registration Rights Agreement").

      Pursuant to Section 18(a) of the Registration Rights Agreement, the undersigned hereby agree that the Registration Rights Agreement is hereby amended to provide that:

      (a) under Section 5(a)(ii)(B) of the Registration Rights Agreement, the Initiating Holders may not request the filing of, and the Company shall not be obligated to file, a registration statement until 180 days following the effective date of the registration statement filed by the Company relating to the initial public offering of the Company's Common Stock (the "Initial Public Offering"), which Initial Public Offering is to be co-managed by Donaldson, Lufkin & Jenrette Securities Corporation and Nationsbanc Montgomery Securities LLC; and

      (b) the rights of the Holders of Registrable Securities set forth in
Section 6 thereof will not apply to the Initial Public Offering.

      Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them under the Registration Rights Agreement.

      IN WITNESS WHEREOF, this Amendment has been executed as of the 9th day of July, 1998.


                                       INTRACEL CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       MENTOR CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: